UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (314) 342-2000

___________________________N/A___________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2007, Stifel Financial Corp. (the "Company") and Stifel Financial Capital Trust IV, a Delaware statutory trust formed by the Company on June 28, 2007 (the "Trust"), completed the issuance and sale of $35,000,000 aggregate principal amount of floating rate preferred securities (the "Trust Preferred Securities") issued by the Trust in two private placements. The Trust Preferred Securities mature on September 6, 2037, are redeemable at the Company's option beginning September 6, 2012, and require quarterly distributions of interest by the Trust to the holder of the Trust Preferred Securities. Distributions will be payable quarterly in arrears on March 6, June 6, September 6 and December 6, commencing September 6, 2007, at a fixed interest rate equal to 6.78% per annum from the issue date to September 6, 2012 and then will be payable at a floating interest rate equal to three-month London Interbank Offered Rate ("LIBOR") plus 1.85% per annum. The Trust simultaneously issued 1,083 of the Trust's floating rate common securities (the "Common Securities") to the Company for a purchase price of $1,083,000, which constitutes all of the issued and outstanding Common Securities of the Trust.

The Trust used the proceeds from the sale of the Trust Preferred to purchase $35,000,000 aggregate principal amount of junior subordinated debentures due September 6, 2037 issued by the Company (the "Junior Subordinated Debentures"). The net proceeds to the Company from the sale of the Junior Subordinated Debentures to the Trust will be used by the Company to call, on July 13, 2007, its $34.5 million 9% Cumulative Trust Preferred Securities, issued through Stifel Financial Capital Trust I on April 25, 2002 and callable June 30, 2007. Concurrently with the issuance of the Junior Subordinated Debentures and the Trust Preferred Securities, the Company entered into a Guarantee Agreement dated June 28, 2007 between the Company and Wilmington Trust Company under which the Company guaranteed the payment of various obligations associated with the Trust Preferred Securities to the extent the Trust has funds available for such payments.

The Junior Subordinated Debentures were issued pursuant to an Indenture dated June 28, 2007 (the "Indenture") between the Company and Wilmington Trust Company, as trustee. The terms of the Junior Subordinated Debentures are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Junior Subordinated Debentures paid by the Company will be used by the Trust to pay the quarterly distributions to the holders of the Trust Preferred Securities and the holders of the Common Securities. The Indenture permits the Company to redeem the Junior Subordinated Debentures (and thus a like amount of Trust Preferred Securities) on or after June 6, 2012. If the Company redeems any amount of the Junior Subordinated Debentures, the Trust must redeem a like amount of the Trust Preferred Securities.

The terms of the Trust Preferred Securities are governed by an Amended and Restated Declaration of Trust dated June 28, 2007 (the "Declaration") among the Company, as sponsor, Wilmington Trust Company, as property trustee, Wilmington Trust Company, as institutional trustee and the Administrators named therein.

The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Declaration, the Junior Subordinated Debentures, the Trust Preferred Securities, and the Guarantee Agreement. Copies of the Indenture, the Declaration, the Junior Subordinated Debentures, the Trust Preferred Securities, and the Guarantee Agreement, which are attached as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or Obligation under an off-balance sheet arrangement of Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Items 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 4.1:  Junior Subordinated Indenture dated June 28, 2007 between the Company and Wilmington Trust Company, as trustee

Exhibit 4.2:  Amended and Restated Trust Agreement dated June 28, 2007 by and among the Company, as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee and the Administrators named therein

Exhibit 4.3:  Form of Junior Subordinated Debenture (included in Exhibit 4.1)

Exhibit 4.4:  Form of Common and Preferred Security Certificates (included as exhibits to Exhibit 4.2)

Exhibit 4.5:  Guarantee Agreement dated June 28, 2007 between the Company and Wilmington Trust Company

Exhibit 99.1:  Press release dated June 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.
Date: June 29, 2007	By: /s/ James M. Zemlyak
Name: James M. Zemlyak Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Junior Subordinated Indenture dated June 28, 2007 between the Company and Wilmington Trust Company, as trustee
4.2

Amended and Restated Trust Agreement dated June 28, 2007 by and among the Company, as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee and the Administrators named therein

4.3	Form of Junior Subordinated Debenture (included in Exhibit 4.1)
4.4	Form of Common and Preferred Security Certificate (included as exhibits to Exhibit 4.2)
4.5	Guarantee Agreement dated June 28, 2007 between the Company and Wilmington Trust Company
99	Press release dated June 29, 2007